UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2021

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

(303)-295-3995

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	XEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material definitive agreement.

On October 7, 2021 (the “Settlement Date”), Coterra Energy Inc. (formerly Cabot Oil & Gas Corporation) (“Coterra”) completed its previously announced (i) private offers to eligible holders to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) any and all outstanding notes of certain series issued by Cimarex Energy Co. (“Cimarex”) (the “Cimarex Notes”) for (1) new notes issued by Coterra and (2) cash, and (ii) related consent solicitations (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) made by Cimarex to adopt certain amendments (the “Amendments”) to each of the indentures governing the Cimarex Notes (the “Cimarex Indentures”). Pursuant to the Exchange Offers and Consent Solicitations, the aggregate principal amounts of the Cimarex Notes set forth in the table below were validly tendered and subsequently accepted. Such accepted Cimarex Notes will be retired and canceled and will not be reissued. Following such cancellation, the aggregate principal amounts of the Cimarex Notes set forth below will remain outstanding.

Title of Series of Cimarex Note	Aggregate Principal Amount Tendered and Accepted	Aggregate Principal Amount Outstanding Following Settlement
4.375% Senior Notes due 2024	$705,503,000	$44,497,000
3.90% Senior Notes due 2027	$687,282,000	$62,718,000
4.375% Senior Notes due 2029	$433,188,000	$66,812,000

Prior to the settlement of the Exchange Offers and Consent Solicitations and upon receipt of the requisite consents to adopt the Amendments with respect to each series of Cimarex Notes, the following supplemental indentures (collectively, the “Supplemental Indentures”) were executed, eliminating certain of the covenants, restrictive provisions and events of default under the Cimarex Indentures:

(i)            Second Supplemental Indenture, dated September 21, 2021, between Cimarex, as issuer, and U.S. Bank National Association, as trustee (in such capacity, the “2014 Indenture Trustee”), amending that certain Indenture, dated June 4, 2014, between Cimarex and the 2014 Indenture Trustee, as supplemented by that certain First Supplemental Indenture, dated June 4, 2014, between Cimarex and the 2014 Indenture Trustee, pursuant to which Cimarex issued its 4.375% Senior Notes due 2024; and

(ii)            Third Supplemental Indenture, dated September 21, 2021, between Cimarex, as issuer and the U.S. Bank National Association, as trustee (in such capacity, the “2017 Indenture Trustee”), amending that certain Indenture, dated April 10, 2017, between Cimarex and the 2017 Indenture Trustee, as supplemented by that certain First Supplemental Indenture, dated April 10, 2017, between Cimarex and the 2017 Indenture Trustee, pursuant to which Cimarex issued its 3.90% Senior Notes due 2027 and that certain Second Supplemental Indenture, dated March 8, 2019, between Cimarex and the 2017 Indenture Trustee, pursuant to which Cimarex issued its 4.375% Senior Notes due 2029.

The Amendments became operative upon the Settlement Date. The foregoing summary of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indentures, copies of which are filed as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 3.03 Material Modification to the Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 financial statements and Exhibits

Exhibit No.	Exhibit Name
10.1	Second Supplemental Indenture, dated September 21, 2021, between Cimarex Energy Co., as issuer, and U.S. Bank National Association, as trustee.

10.2	Third Supplemental Indenture, dated September 21, 2021, between Cimarex Energy Co., as issuer, and U.S. Bank National Association, as trustee.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cimarex has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: October 7, 2021	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel